Exhibit 10.2

FIRST AMENDMENT TO THE
ENERGIZER HOLDINGS, INC.
EQUITY INCENTIVE PLAN

WHEREAS, Energizer Holdings, Inc. (“Company”) previously adopted the Energizer Holdings, Inc. Equity Incentive Plan (“Plan”);
WHEREAS, performance stock awards granted pursuant to the Plan may be contingent upon the attainment of one or more pre-established performance goals;
WHEREAS, the performance goals used to grant performance stock awards under the Plan must be based upon one or more of enumerated performance-based criteria (“Performance Criteria”);
WHEREAS, the Board of Directors of the Company (“Board”) retained the discretion to amend the terms of the Plan pursuant to Section J thereof;
WHEREAS, the Board desires to amend the Plan to expand the enumerated list of Performance Criteria with respect to which performance goals of performance stock awards may be granted under the terms of the Plan.
NOW, THEREFORE, the Plan is amended by deleting the first paragraph of Article III, Section D of the Plan and replacing it with the following:
“The payment under any Other Stock Award that the Committee or Board determines shall be a performance-based Award (as defined in Section 162(m) of the Code) (hereinafter “Target Award”) shall be contingent upon the attainment of one or more pre-established performance goals established by the Committee in writing within ninety (90) days after the commencement of the Target Award performance period (or in the case of a newly hired Employee, before 25% of such Employee’s service for such Target Award performance period has lapsed). Such performance goals will be based upon one or more of the following performance-based criteria: (a) earnings per share, net earnings per share or growth in such measures; (b) revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes); (c) return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales); (d) cash flow return on investments which equals net cash flows divided by owners’ equity; (e) controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division); (f) operating earnings or net operating earnings; (g) costs or cost control measures; (h) share price (including, but not limited to, growth measures); (i) total shareholder return (stock price appreciation plus dividends); (j) economic value added; (k) EBITDA; (l) operating margin or growth in operating margin; (m) market share or growth in market share; (n) cash flow, cash flow from operations, free cash flow, or growth in such measures; (o) sales revenue or volume or growth in such measures; (p) gross margin or growth in gross margin; (q) productivity; (r) brand contribution; (s) product quality; (t) corporate value measures; (u) goals related to acquisitions, divestitures or customer satisfaction; (v) diversity; (w) index comparisons; (x) debt-to-equity or debt-to-stockholders’ equity ratio; (y) working capital, (z) risk mitigation; (aa) sustainability and environmental impact; (bb) employee retention; or (cc) expense or expense control measures (including, but not limited to average unit cost; selling, general, and administrative expenses). Performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function, market, or consolidated basis and may be measured absolutely, relatively to the Company’s peers, or with a performance goal established by combining two or more of the preceding performance criteria (for example, free cash flow as a percentage of sales). In establishing the performance goals, the Committee may provide that the performance goals will be adjusted to account for the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, issuances of any targeted stock, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of Stock, or a corporate transaction, such as any merger of the Company with another corporation, any consolidation of the Company and another corporation into another corporation, any separation of the Company or its business units (including a spinoff or other distribution of stock or property by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation by the Company, or sale of all or substantially all of the assets of the Company, or exclusion of non-consolidated subsidiaries, or measures intended to account for variations in the exchange rate between foreign currencies and budgeted exchange rates, or other extraordinary items. Unless otherwise specifically provided by the Committee when authorizing an Award, all performance-based criteria, including any adjustments described in the preceding sentence, shall be determined by applying U.S. generally accepted accounting principles, as reflected in the Company’s audited financial statements.”
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this Agreement as of the 16th day of November, 2015.

ENERGIZER HOLDINGS, INC.

By:  /s/ Benjamin Angelette
Its:     Secretary